EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


      This Employment Agreement is entered into as of the 1st day of January, 1996, (the "Effective Date") between Success Development International, Inc., a Florida corporation, including its successors, assigns, and affiliated companies (the "Company"), and ("Employee")

      Section 1. EMPLOYMENT, The Company hereby agrees to employ Employee and Employee hereby agrees to remain in the employ of the Company, for a two (2) year period commencing on the Effective Date (the "Employment Period").

      Section 2.  POSITION AND DUTIES.

              (a) Pursuant to the Bylaws of the Company, the Board of Directors of the Company has elected Employee as Vice-President of the Company.

              (b) During the Employment Period, Employee shall report to the Board of Directors of the Company. Employee's services will be performed at the location designated by the Board of Directors.

              (C) The duties of Employee shall be those assigned to Employee by the Chief Executive Officer or the Chairman of the Board of Directors. Employee acknowledges that his duties may vary from time to time and he further acknowledges that the Company retains the flexibility to assign various types of duties to Employee. Employee does not have the authority to enter into any contracts on behalf of the Company or set salaries for any corporate employee without the prior approval of the Board of Directors.

              (d) Excluding periods of vacation and sick leave to which Employee is entitled as set forth in Section 3(d) hereof, Employee agrees that during the Employment Period he shall devote his full business time to his responsibilities as described herein and shall perform such responsibilities faithfully and efficiently and to the best of his abilities. Employee will not work as an employee of any other person, business, or entity, including self-employment, while t of the Company, without prior written permission from the Company. Notwithstanding the foregoing, Employee may serve on corporate, civic or charitable boards or committees so long as such activities do not materially interfere with the performance of Employee's duties and responsibilities for the Company.

              (e) The Company shall reimburse Employee for reasonable travel, lodging, entertainment and other business expenses incurred by him in connection with the Company's business, and Employee shall keep such receipts and maintain such records as required by Company policy. All requests for reimbursement of reasonable business expenses shall be reviewed by the Chief Executive Officer to ensure that such expenses constitute ordinary and necessary business expenses of the Company.

      Section 3. COMPENSATION. During the Employment Period, Employee shall receive the following compensation and benefits:

              (a)  SALARY.

                    (I) Employee shall receive a salary of $__________ per month.

                    (ii) Any salary payable to Employee shall be paid on a weekly basis, in advance, by Company check.

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              (b) LONG-TERM INCENTIVES. Employee shall be granted, within forty five (45) days from the date of execution of this Agreement, pursuant to the Long Term Incentive Plan of the Company and a Restricted Stock Agreement entered into between Employee and the Company (the "Restricted Stock Agreement"), 250,000 shares of the Company's common stock. The common stock shall be restricted stock subject to restrictions set forth in the Restricted Stock Agreement and shall vest in accordance with the terms thereof.

              (C) VACATION AND SICK LEAVE. Employee shall be entitled to twenty
(20) days of vacation and sick leave per annum.

      Section 4.  TERMINATION.

              (a) This Agreement may be terminated with 30-days' prior written notice by the Company for cause. The term "cause" means (I) the willful and continued failure of Employee substantially to perform his duties with the Company after a demand for substantial performance is communicated to him by the Board of Directors which identifies the manner in which the Board believes he has not substantially performed his duties or (ii) willful misconduct materially and demonstrably injurious to the Company. An act or failure to act by Employee shall be considered willful if such act or failure to act was not in good faith or such act or failure to act was without reasonable belief that it was in the best interests of the Company. Upon termination for cause, Employee shall not be entitled to other rights under this Agreement. The Employee shall be entitled to all payments previously earned and all shares of stock of the Company which have vested prior to any termination for cause. The termination for cause of the Employee will not affect the rights of the Employee under the Company's Long Term Incentive Plan, as amended, or under the Restricted Stock Agreement between the Company and Employee dated December 1, 1995.

              (b) Upon termination of Employee's employment for any reason, Employee shall resign from the Board of Directors of the Company if he is then a director, and from the Board of Directors of any affiliates of the Company of which he is then a director. Such resignation shall be effective no later than the effective date of termination of his employment.

      Section 5. CONFIDENTIALITY AND TRADE SECRETS. Employee's work for the Company will involve confidential information and/or trade secrets of the Company, including matters of a technical nature, such as scientific, trade and engineering secrets, formulae, processes, machines, inventions, and research projects; matters of business nature, such as information about costs, profits, markets, sales, and lists of customers and vendors, databases, computer programs and models; and other information of a similar nature, including plans for future products and services. Employee agrees to keep secret all confidential information and trade secrets of the Company and agrees not to disclose, either directly or indirectly, such information to anyone outside the Company, during or after Employee's employment with the Company except upon written consent of the Board of Directors. Employee shall keep such matters confidential after leaving the employment of the Company, regardless of the reason for the separation of employment.

      Section 6.  AGREEMENT NOT to Compete.

              (a) Employee covenants and agrees that during his employment with the Company and for a period of two years thereafter (whatever the reason for Employee's separation from employment) or for such foregoing period as applicable following the Company obtaining injunctive relief to prevent Employee's violation of this covenant, Employee shall not, either directly or indirectly, engage in the following activities, or assist others in such activities anywhere in the United States or in any other jurisdiction outside of the United States in which the Company conducts its time of the termination of Employee's employment with the Company:

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                    (I)         Hiring, recruiting, or attempting to recruit for
                                any person or business entity which is a competitor, or a Related Entity (as hereafter defined) of such competitor, with the Company, any person employed by the Company;

                    (ii) Soliciting any business for a competitor, or a Related Entity of such competitor, from any of the Company's current or prospective customers, a prospective customer being defined as any person or entity the Company has actively solicited, planned to solicit (as known to Employee), or provided services to during the twelve (12) months prior to termination of the Employee's employment with the Company; or

                    (iii) Being employed by, being connected to, or consulting for any person who or business entity which is a competitor, or a Related Entity of such competitor, of the Company's business or planned businesses at the time of the termination of Employee's employment with the Company.

              (b) Employee acknowledges that the Company does business in the fields of marketing and sales of financial and personal development information products and services on a nationwide basis and that, with respect to such business, the Company engages in active and substantial competition. For purposes of this Agreement, the term "Related Entity" means any corporation, partnership or other business entity:

                    (I) controlling, controlled by, or under common control or ownership with a competitor of the Company's business; or

                    (ii) in which a competitor of the Company's business has substantial equity interest.

              (C) Employee will provide the Company with such information as the Company may from time to time request to determine Employee's compliance with the terms of this Agreement. Employee authorizes the Company to contact Employee's future employers and other entities with whom Employee has any sort of business relationship to determine Employee's compliance with this Agreement or to communicate the contents of this Agreement to such employers and entities.

              (d) Employee acknowledges that the restrictions set forth in this
Section 6 are necessary to prevent the use and disclosure of the Company's confidential information as described in Section 5 and to otherwise protect the legitimate business interests of the Company. Employee further acknowledges that if Employee's employment with the Company terminates for any reason, he will be able to earn a livelihood without violating the foregoing restrictions and that Employee's ability to earn a livelihood without violating such restrictions is a material condition to Employee's employment or continued employment with the Company. Employee agrees that this covenant is reasonable and shall apply both during the term of Employee's employment under this Agreement and thereafter as described above, regardless of how said employment is terminated.

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      Section 7.  REMEDIES.

              (a) The Company and Employee agree that irreparable injury would result from any breach by Employee of the provisions in this Agreement, specifically including the Agreement Not To Compete set forth in Section 6, and that monetary damages would not provide adequate relief for any such breach. Accordingly, in addition to other remedies which may be available to the Company, if Employee breaches Section 6 of this Agreement, Employee agrees that injunctive relief in favor of the Company is proper and that an injunction restraining Employee from violating the terms of the Agreement Not To Compete Section will not be contrary to the public health, safety or welfare. Further, Employee acknowledges that the covenants contained in the Agreement Not To Compete Section are reasonable.

              (b) If a court of competent jurisdiction or an arbitration panel determines that any of the restrictions in this Agreement are over broad or unreasonable, Employee agrees to modification of the affected restriction(s) to permit enforcement to the maximum extent allowed by law.

              (C) With the exception of the availability of injunctive relief with respect to the Agreement Not to Compete set forth in Section 6, in the event that the parties are unable to resolve a dispute, including but not limited to a dispute relating to a conflict-of-interest issue, both parties agree to binding arbitration to resolve the dispute, with each party designating one arbitrator and the two designated arbitrators choosing a neutral third arbitrator whose name appears on the list of neutral arbitrators maintained by the American Arbitration Association. Each party shall designate its arbitrator within twenty (20) days of written notice being given by either party and the third arbitrator shall be designated within ten (10) days of the designation of the two parties' arbitrators. If feasible, the arbitration shall be completed within thirty (30) days of designation of the arbitrators. Arbitration fees shall be paid jointly by the parties. If a party fails to comply with provisions of this paragraph, the other party may seek and obtain injunctive relief or any appropriate decree of specific performance against the breach of this paragraph, and the party which failed to comply with the paragraph shall reimburse the other party for any costs associated with enforcing this paragraph.

      Section 8. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be in writing and personally delivered by hand or sent by registered or certified mail, if to Employee, to him at the last address he has filed in writing with the Company or, if to the Company, to its corporate secretary at its principal executive offices.

      Section 9. NON-ALIENATION. Employee shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any amounts provided under this Agreement, and no payments or benefits due hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. So long as Employee lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

      Section 10. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement of the parties in respect to the subject matter hereof. No provision of this Agreement may be amended, waived or discharged except by the mutual written agreement of the parties. The consent of any other person to any such amendment, waiver or discharge shall not be required.

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      Section 11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, its successors or assigns, by operation of law or otherwise, including without limitation any corporation or other entity or person which shall succeed (whether directly or indirectly, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of Employee and his legal representatives, heirs, and assigns, provided, however, that in the event of Employee's death prior to payment or distribution of all amounts, and benefits due him hereunder, each such unpaid amount and distribution shall be paid to the person or persons designated by Employee to the Company to receive such payment or distribution and, in the event Employee has made no applicable designation, to the persons or persons designated by Employee as the residuary beneficiaries of his estate if he dies testate or to his heirs at law under the intestate successive laws of his state of domicile if he dies intestate.

      Section 12. WITHHOLDING of TAXES. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

      Section 13. GOVERNING LAW. The validity, interpretation, and enforcement of this Agreement shall be governed by the laws of the State of Florida.

      Section 14. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions. of this Agreement shall be unaffected thereby and shall remain in full force and effect.

      Section 15. MISCELLANEOUS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together constitute one and the same instrument. The parties have read and fully understand the meaning of this Agreement, have had an opportunity to consider its provisions, and are in full agreement with all of the provisions.

              IN WITNESS WHEREOF, Employee has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary or Assistant Secretary, all as of the day and year first shown above written.


ATTEST:                               Success Development International, Inc.


By:___________________                By:______________________________


                                      _________________________________
                                      Employee


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